UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 12, 2019

DarkPulse, Inc. (Exact name of registrant as specified in its charter)

Delaware	000-18730	87-0472109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 5th Ave., 59th Floor	10018
New York, New York	(Zip Code)
(Address of principal executive offices)

(800) 436-1436

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities

Effective February 12, 2019, DarkPulse, Inc. (the "Company") entered into a Securities Purchase Agreement with Crown Bridge Partners, LLC (“Crown Bridge”) for the sale of a convertible promissory note in the aggregate principal amount of up to $105,000 (the “February 2019 Crown Bridge Note”), which was dated February 5, 2019. Crown Bridge purchased the February 2019 Crown Bridge Note and agreed to pay aggregate consideration of up to $105,000 with an original issue discount of $10,500 in tranches as follows: $35,000 of principal amount was funded by payment of $31,500 on the effective date and the balance may be funded in Crown Bridge’s sole discretion at any time. The first tranche of funding under the February 2019 Crown Bridge Note carries a prorated original issue discount of $3,500.00 and bears interest at the rate of 8% per year. Interest accrues daily on the outstanding principal amount of the note at a rate per annum equal to 8% on the basis of a 365-day year.

Crown Bridge is entitled to, at any time or from time to time, convert the February 2019 Crown Bridge Note into shares of our common stock, at a conversion price per share equal to seventy percent (70%) of the lowest traded price of the common stock during the twenty (20) trading days immediately preceding the date of the date of conversion, upon the terms and subject to the conditions of the February 2019 Crown Bridge Note. The conversion price of the February 2019 Crown Bridge Note is subject to adjustment in the event of stock splits, stock dividends and similar corporate events.

Crown Bridge has agreed to restrict its ability to convert the February 2019 Crown Bridge Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

As of the date hereof, the Company is obligated on $35,000 in face amount of February 2019 Crown Bridge Note issued to Crown Bridge. The February 2019 Crown Bridge Note is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The February 2019 Crown Bridge Note was offered and sold to Crown Bridge in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. February 2019 Crown Bridge Note is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description
4.1	Form of Convertible Promissory Note issued to Crown Bridge Partners, LLC dated February 5, 2019
10.1	Form of Securities Purchase Agreement between DarkPulse, Inc. and Crown Bridge Partners, LLC dated February 5, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DarkPulse, Inc.

Dated: February 14, 2019	By:	/s/ Dennis M. O’Leary
Dennis M. O’Leary
Co-CEO & Chairman

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